UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 27, 2007

NEAH POWER SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22122 20th Ave. SE, Suite 161, Bothell, Washington 98021
(Address of principal executive offices) (Zip Code)

(425) 424-3324
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On March 27, 2007, we entered into a Purchase Agreement and issued a 12% Secured Promissory Note due September 27, 2007 to an accredited institutional investor in exchange for gross proceeds of $350,000. The Note is secured by a Stock Interest and Pledge Agreement whereby our largest stockholder, Summit Trading Ltd., pledged an aggregate of 1,750,000 shares of our common stock to secure the debt.

Forms of the agreement and note are attached as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On March 27, 2007, as consideration for the financing described in Item 1.01 above, we issued the buyer an aggregate of up to 312,500 shares of our common stock. We also issued five-year warrants to purchase up to 125,000 additional shares of our common stock at the price we sell our common stock in a subsequent equity financing. The buyer was granted customary piggyback registration rights. In connection with the offer and sale of the securities to the buyers, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Form of Purchase Agreement
10.2	Form of Secured Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEAH POWER SYSTEMS, INC.

Date: April 2, 2007	By:	/s/ David M. Barnes
David M. Barnes
Chief Financial Officer